As filed with the Securities and Exchange Commission on February 25, 2022

Registration No.: 333-258394

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ponce Financial Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	6035	87-1893965
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2244 Westchester Avenue

Bronx, NY 10462

(Address of Principal Executive Offices)

Carlos P. Naudon

President and Chief Executive Officer

Ponce Financial Group, Inc.

2244 Westchester Avenue

Bronx, New York 10462

(718) 931-9000

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Douglas P. Faucette, Esq.	Dave M. Muchnikoff, Esq.
Daniel P. Weitzel, Esq.	Silver, Freedman, Taff & Tiernan LLP
Locke Lord LLP	3299 K Street, N.W., Suite 100
701 8th Street, N.W., Suite 700	Washington, D.C., 20007
Washington, D.C., 20010	(202) 295-4513
(202) 220-6900

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

This Post-Effective Amendment No. 1 deregisters those securities that remain unsold hereunder as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-1 (File No. 333-258394), which was declared effective by the Securities and Exchange Commission on November 9, 2021 (as supplemented, the “Registration Statement”), is being filed to deregister the 913,284 unsold shares of common stock $0.01 par value per share of Ponce Financial Group, Inc. registered under the Registration Statement as of the date hereof. The remaining 24,711,834 shares of common stock registered under the Registration Statement were issued pursuant to the offering as described therein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on February 25, 2022.

PONCE FINANCIAL GROUP, INC.

By:	/s/ Carlos P. Naudon
Carlos P. Naudon
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Carlos P. Naudon	President, Chief Executive Officer and Director	February 25, 2022
Carlos P. Naudon

/s/ Frank Perez	Executive Vice President and Chief Financial Officer	February 25, 2022
Frank Perez

*	Executive Chairman and Director	February 25, 2022
Steven A. Tsavaris

*	Director	February 25, 2022
James Demetriou

*	Director	February 25, 2022
William Feldman

*	Director	February 25, 2022
Julio Gurman

*	Director	February 25, 2022
Maria Alvarez

*	Director	February 25, 2022
Nick Lugo

*By: /s/ Carlos P. Naudon

Name: Carlos P. Naudon

Title: As attorney-in-fact